EXHIBIT 99.4 PORTIONS HEREIN DENOTED WITH [**] HAVE BEEN OMITTED AND FILED
             SEPARATELY WITH THE SEC UNDER A CONFIDENTIAL TREATMENT REQUEST

                          FCG MANAGEMENT SERVICES, LLC

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT


         THIS AMENDED AND RESTATED OPERATING AGREEMENT (the "OPERATING AGREEMENT") of FCG MANAGEMENT SERVICES, LLC, a Delaware limited liability company (the "COMPANY"), is made as of November 8, 1999 (the "EFFECTIVE DATE"), by and among the Members listed on SCHEDULE A hereto.

         WHEREAS, the Company was formed pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C Sections 18-101 ET SEQ., as amended from time to time (the "ACT"), upon the filing of Certificate of Formation (the "CERTIFICATE") with the Delaware Secretary of State on October 5, 1999;

         WHEREAS, this Operating Agreement amends and restates, in its entirety, that certain operating agreement of the Company made as of October 5, 1999 (the "INITIAL OPERATING AGREEMENT"), by the Initial Member (as defined below);

         NOW, THEREFORE, in consideration of mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

                  (a) "ACCOUNTING PERIOD" shall be (i) the Company's Fiscal Year if there are no changes in the Members' respective interests in Company income, gain, loss or deductions during such Fiscal Year except on the first day thereof or (ii) any other period beginning on the first day of a Fiscal Year, or any other day during a Fiscal Year upon which occurs a change in such respective interests, and ending on the last day of a Fiscal Year, or on the day preceding an earlier day upon which any change in such respective interests shall occur.

                  (b) "ACT" shall mean the Delaware Limited Liability Company Act, 6 Del. C Sections 18-101 ET SEQ., as amended.

                  (c) "ADDITIONAL UNITS" shall have the meaning set forth in
Article XVII.

                  (d) "ADDITIONAL MEMBER" shall mean any Person who or which, with respect to an issuance of Units by the Company, is admitted to the Company as an Additional Member pursuant to Article XIII hereof.



                                       1.

                  (e) "ADJUSTED ASSET VALUE" with respect to any Company Property shall be the Company Property's adjusted basis for federal income tax purposes, except as follows:

                      (i) The initial Adjusted Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution, as specified in this Operating Agreement or as determined by the contributing Member and the Board of Directors.

                      (ii) The Adjusted Asset Values of all Company Property shall be adjusted to equal their respective gross fair market values, as determined by the Board of Directors, and the resulting unrecognized profit or loss allocated to the Capital Accounts of the Members pursuant to Article X, as of the following times: (A) the acquisition of additional Units in the Company by any new or existing Member; (B) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company Property, unless all Members receive simultaneous distributions of either undivided interests in the distributed property or identical Company Property in proportion to their interests in Company distributions; and (C) the liquidation of the Company within the meaning of Treasury Regulation ss.1.704-1(b)(2)(ii)(g).

                      (iii) The Adjusted Asset Values of the Company Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company Property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

                  (f) "ADJUSTED CAPITAL ACCOUNT," with respect to any Member, shall mean the Member's Capital Account as adjusted by the items described in Sections 1.704-2(g)(1), 1.704-2(i)(5) and 1.704-1(b)(2)(ii)(d)(4), (5) and (6)
of the Treasury Regulations.

                  (g) "ADJUSTMENT PERIOD" shall mean the eighteen (18) months after the admission of NYPH as a Member, as extended for an additional ninety
(90) days if, as of the end of such eighteen (18) month period, the Company is then party to a letter of intent or similar agreement for the admission of an Outsourcing Member (other than NYPH) but the admission of such Outsourcing Member has not been completed within such eighteen (18) month period.

                  (h) "ADMINISTRATOR" shall have the meaning set forth in
Section 16.1.

                  (i) "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "CONTROL," when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  (j) "ANNUAL BUDGET" shall have the meaning set forth in
Section 5.2(a).



                                       2.

                  (k) "BOARD OF DIRECTORS" shall mean the group of Directors designated or elected pursuant to the terms of this Operating Agreement, who shall act as the Directors of the Company subject to and in accordance with the terms of this Operating Agreement.

                  (l) "BUSINESS" shall have the meaning provided in Section 3.1 below.

                  (m) "CAPITAL ACCOUNT" as of any given date shall mean the Capital Account of each Member as specified in Section 10.3.

                  (n) "CAPITAL CONTRIBUTION" shall mean the amount of cash and the initial Adjusted Asset Value of any property contributed to the Company by a Member whenever made, net of any liability of such Member assumed by the Company and any liability secured by property contributed by such Member; provided that any contribution of property must be specifically approved by the Company as a Capital Contribution. Any reference to a Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of any Units held by such Member with respect to such Units. The agreed net value of the non-cash Capital Contribution of the Initial Member immediately prior to October 5, 1999, was zero dollars in the form of business assets of the Company as described on SCHEDULE B hereto.

                  (o) "CAPITAL TRANSACTIONS" shall mean (i) a sale and any other disposition, including a merger, other than in the ordinary course of business of any substantial Company Property and (ii) any borrowing of the Company other than for purposes, as reasonably determined by the Board of Directors in accordance with this Operating Agreement, of operating, developing, and maintaining the Company and its business.

                  (p) "CERTIFICATE" shall mean the Certificate of Formation of the Company filed with the Delaware Secretary of State on October 5, 1999.

                  (q) "CLASS B ADJUSTMENT UNITS" shall have the meaning set forth in Article XVI.

                  (r) "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

                  (s) "COMPANY" shall refer to FCG MANAGEMENT SERVICES, LLC.

                  (t) "COMPANY MINIMUM GAIN" shall have the meaning ascribed to the term "Partnership Minimum Gain" in Treasury Regulation Section 1.704-2(d).

                  (u) "COMPANY NONRECOURSE DEDUCTIONS" shall have the meaning ascribed to the term "Nonrecourse Deductions" in Treasury Regulation Section 1.704-2(b)(1).

                  (v) "COMPANY NONRECOURSE LIABILITIES" shall mean "nonrecourse liabilities" as characterized under Section 1.704-2(b)(3) of the Treasury Regulations. Subject to the foregoing sentence, Company Nonrecourse Liabilities means liabilities of the Company (or a portion thereof) with respect to which none of the Members bears the Economic Risk of Loss (other than through the Member's indirect interest as a Member in the Company Property subject to the liability). Any liability of the Company to a Member and any liability guaranteed by a


                                       3.

                   PORTIONS HEREIN DENOTED WITH [**] HAVE BEEN OMITTED AND FILED
                  SEPARATELY WITH THE SEC UNDER A CONFIDENTIAL TREATMENT REQUEST

Member or with respect to which a Member has pledged personal assets (to the extent the Member may bear the burden of an economic loss attributable to the liability) shall not be classified as a Company Nonrecourse Liability.

                  (w) "COMPANY PROPERTY" shall mean any tangible and intangible property now owned or hereafter acquired by or contributed to the Company, including, without limitation, all cash, cash equivalents, deposits, accounts receivable, work-in-progress, inventory, equipment, materials, supplies, prototypes, vehicles, real property, fixtures, permits, approvals, licenses, patents, consents, contracts, agreements, applications for permits, approvals, licenses, development rights, development agreements, trade names and warranties, or any other property.

                  (x) "DIRECTOR" shall mean the persons designated or elected to serve on the Board of Directors pursuant to the terms of this Operating Agreement.

                  (y) "DISSOLUTION EVENT" shall have the meaning set forth in
Section 14.1.

                  (z) "DISTRIBUTABLE CASH" shall mean for any period all cash and cash equivalents of the Company on hand from time to time (including without limitation bank accounts and short-term cash investments), excluding any portion thereof, as reasonably determined by the Board of Directors in accordance with this Operating Agreement, necessary to pay expenses or liabilities or establish reserves, for purposes of operating, developing and maintaining the Company and its business as now existing and proposed to be conducted.

                  (aa) "ECONOMIC RISK OF LOSS" shall have the meaning defined in Treasury Regulations Section 1.752-2.

                  (bb) "EFFECTIVE DATE" shall have the meaning set forth in the preamble of this Operating Agreement.

                  (cc) "ESTIMATED CONTRACT REVENUE" shall mean the Company's good faith estimate of the revenue that will be received by the Company during the initial term of an outsourcing agreement to be entered into with an Outsourcing Member.

                  (dd) "EXCLUSIVE BUSINESS" shall mean the Business, but not including any of the following: (A) providing services consisting of or similar to information technology outsourcing services, if such services are provided under an agreement (or series of related agreements) with annual revenues from one client of under [**], (B) providing information technology implementation services or (C) providing consulting services to the extent such consulting services do not involve management and control of customer assets or hiring or substitution of customer employees. Notwithstanding the foregoing, Exclusive Business shall specifically include information technology outsourcing services relating to [**] to health care delivery systems in the State of New York.

                  (ee) "FISCAL YEAR" shall mean the Company's fiscal year. The Company's fiscal year shall be the calendar year.


                                       4.

                  (ff) "FCG HOLDINGS" shall mean FCG Management Holdings, Inc., a Delaware corporation.

                  (gg) "FUNDS FROM OPERATIONS" shall mean all Distributable Cash held by the Company which results from the operation of the business of the Company from whatever source, except for Funds From Capital Transactions.

                  (hh) "FUNDS FROM CAPITAL TRANSACTIONS" shall mean all Distributable Cash or other property held by the Company which results from Capital Transactions.

                  (ii) "GAAP" shall mean generally accepted accounting principles as in effect at the time of application to the provision hereof.

                  (jj) "INITIAL CAPITAL CONTRIBUTION" shall mean the aggregate initial contribution to the capital of the Company by each Member.

                  (kk) "INITIAL MEMBER" shall mean FCG Holdings, as successor to the interest of First Consulting Group, Inc., a Delaware corporation.

                  (ll) "INITIAL OPERATING AGREEMENT" shall have the meaning set forth in the second "Whereas" clause above.

                  (mm) "INITIAL PLAN" shall have the meaning set forth in
Section 5.2(a).

                  (nn) "INTEREST" shall mean, with respect to a Member, the proportion that such Member's Units bears to the aggregate outstanding Units of all Members.

                  (oo) "MEMBER" shall mean each of the Members listed on SCHEDULE A hereto, any Additional Member and any Substitute Member which is, as of a given time, a member of the Company. Each Member shall hold Units of the class designated on SCHEDULE A as indicated on SCHEDULE A. Any Member holding:
Class A Units shall be referred to as "CLASS A MEMBER," Class B Units shall be referred to as a "CLASS B MEMBER," and upon creation and issuance of new classes of Units pursuant to this Operating Agreement, holders of such Units shall be referenced in like manner without further amendment to this definition.

                  (pp) "MEMBER MINIMUM GAIN" shall mean, with respect to each Member Nonrecourse Debt, an amount equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Company Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

                  (qq) "MEMBER NONRECOURSE DEBT" shall mean any nonrecourse debt of the Company for which any Member bears the Economic Risk of Loss.

                  (rr) "MEMBER NONRECOURSE DEDUCTIONS" shall mean, with respect to a Member Nonrecourse Debt, the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during an Accounting Period over the aggregate amount of any distributions during such Accounting Period to such Member that bears the Economic Risk of Loss for such Member Nonrecourse Debt to the extent



                                       5.

such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

                  (ss) "NET BOOK VALUE" shall mean as of any date of determination, the net book value of the Company at such date as determined in accordance with GAAP.

                  (tt) "NET PROFIT" or "NET LOSS" shall be an amount computed for each Accounting Period as of the last day thereof that is equal to the Company's taxable income or loss for such Accounting Period, determined under the accrual method of accounting in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                      (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be added to such taxable income or loss;

                      (ii) Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

                      (iii) In the event of any adjustment to the Adjusted Asset Value of any Company Property pursuant to Section 1.1(e), the amount of such adjustment shall be taken into account as gain or loss from the disposition of an asset for purposes of computing Net Profit or Net Loss;

                      (iv) Gain or loss resulting from any disposition of a portion of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Adjusted Asset Value of the Company Property disposed of rather than its adjusted tax basis;

                      (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account book depreciation, amortization, and cost recovery deductions for such Accounting Period, computed in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                      (vi) In the event of a distribution in kind of Company Property to the Members, the gain or loss that would result from a sale of such Company Property at fair market value shall be added to such taxable income or loss; and

                      (vii) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 11.2 hereof shall not be taken into account in computing Net Profit or Net Loss. The amounts of the items of Company income, gain, loss or


                                       6.

                   PORTIONS HEREIN DENOTED WITH [**] HAVE BEEN OMITTED AND FILED
                  SEPARATELY WITH THE SEC UNDER A CONFIDENTIAL TREATMENT REQUEST

deductions available to be specially allocated pursuant to Section 11.2 shall be determined by applying rules analogous to those set forth in (i) through (vi) above.

                  (uu) "NYPH" shall mean New York and Presbyterian Hospital (doing business as New York Presbyterian Hospital), a New York not-for-profit corporation.

                  (vv) "OPERATING AGREEMENT" shall mean this Operating Agreement as originally executed and as amended in accordance with the terms of this Operating Agreement from time to time.

                  (ww) "OPERATING PLAN" shall have the meaning set forth in
Section 5.2.

                  (xx) "OUTSOURCING AGREEMENT" shall mean that certain Outsourcing Agreement by and between the Company and NYPH dated as of November 1, 1999, including any and all amendments thereto.

                  (yy) "OUTSOURCING MEMBER" shall mean a Member with whom the Company has entered into an outsourcing arrangement whereby the Company provides services to such Member similar to those provided under the Outsourcing Agreement and (i) such outsourcing arrangement has a term of at least [**] and provides for annual fees to the Company of at least [**] and (ii) such Member is either (A) [**] or (B) such other healthcare institution that, as reasonably determined by the Company, (1) has a strong interest in and commitment to utilizing information technology in its operations and the willingness to invest, deploy and measure information technology related activities, (2) is recognized as a market leader in terms of image, quality and market share and
(3) is financially viable and can sustain its information technology commitments during the terms of such outsourcing agreement.

                  (zz) "PERSON" shall mean any individual or corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, including any government or political subdivision or any agency or instrumentality thereof and the heirs, executors, administrators, legal representatives, successors, and permitted assigns of such "Person" where the context so admits.

                  (aaa) "PREFERRED RETURN" shall mean an amount computed for each Accounting Period equal to the balance of a Member's Adjusted Capital Contributions multiplied by the Preferred Return Rate. The Adjusted Capital Contribution of each Member shall be the greater of Zero or the total cash Capital Contributions contributed by such Member reduced by distributions pursuant to Section 11.4(c)(ii) (including any amounts deemed distributed pursuant to Section 11.4(c)(ii) under the last sentence of Section 11.4(a)) and
Section 14.3.

                  (bbb) "PREFERRED RETURN RATE" shall mean an annual rate or rates announced by the Wall Street Journal as the prime rate plus two percent (2%).


                                       7.

                  (ccc) "PROPOSED TRANSFEROR" shall have the meaning set forth in Section 12.2(a).

                  (ddd) "REGULATORY ALLOCATIONS" shall have the meaning set forth in Section 11.2(g).

                  (eee) "SUBSTITUTE MEMBER" shall mean any Person who or which, with respect to a permitted transfer of an interest in the Company by a Member, is admitted to the Company as a Substitute Member pursuant to Article XIII.

                  (fff) "TAX MATTERS PARTNER" shall have the meaning set forth in Section 11.10(b).

                  (ggg) "TAX PERCENTAGE" shall have the meaning set forth in
Section 11.4(a).

                  (hhh) "TERMINATION NOTICE" shall have the meaning set forth in
Section 7.6.

                  (iii) "TREASURY REGULATIONS" shall mean the Income Tax Regulations, including temporary regulations, promulgated under the Code, as amended from time to time.

                  (jjj) "UNITS" shall mean the units issued by the Company to its Members, which entitle the Members to certain voting and other rights as set forth in this Operating Agreement. Units shall be denominated by class as specified in SCHEDULE A. "Class A Units" shall mean any Unit denominated as "Class A", "Class B Units" shall mean any Units denominated as "Class B," and any new denominations of Units issued pursuant to this Operating Agreement shall be referenced in like manner without further amendment to this definition.

                                   ARTICLE II

                              FORMATION OF COMPANY

         2.1 FORMATION. On October 5, 1999, the Company was organized as a Delaware limited liability company under and pursuant to the Act.

         2.2 NAME. The name of the Company is FCG MANAGEMENT SERVICES, LLC.

         2.3 PRINCIPAL PLACE OF BUSINESS. The Company may locate its places of business and registered office at any place or places as the Board of Directors may from time to time deem advisable.

         2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the state of Delaware shall be at the office of its registered agent for service of process. The name and address of its initial registered agent for service of process is Corporation Service Trust Company at 1013 Centre Road in the City of Wilmington, County of New Castle, Delaware, 19801. The Board of Directors may change the Company's agent for service of process from time to time.



                                       8.

         2.5 TERM. The term of the Company commenced on October 5, 1999 upon the filing of the Certificate of Formation with the Delaware Secretary of State and shall be of continuing duration, unless the Company is dissolved in accordance with the provisions of this Operating Agreement or the Delaware Act.

         2.6 TERMINATION OF INITIAL OPERATING AGREEMENT. This Operating Agreement hereby amends and restates, in its entirety, the Initial Operating Agreement. As of the Effective Date, the Initial Operating Agreement is terminated and of no further force or effect, and FCG Holdings acknowledges and agrees on behalf of itself and its Affiliates that there is no liability thereunder.

                                  ARTICLE III

                               PURPOSES OF COMPANY

         3.1 COMPANY PURPOSES. The purpose of the Company is to engage in the business of providing information technology outsourcing services to healthcare institutions in the United States and Canada (the "Business") or any other lawful act or activity for which a limited liability company may be organized under the laws of the State of Delaware and approved by the Board of Directors, including, without limitation, acts and activities necessary, advisable or desirable to carry out the foregoing. The Company shall have all powers available to limited liability companies under the Act to make and perform all contracts and to engage in all actions and transactions necessary or advisable to carry out the purposes of the Company.

                                   ARTICLE IV

                              MANAGEMENT OF COMPANY

         4.1 GENERALLY. Except as specifically set forth in this Operating Agreement, the Members hereby delegate all power and authority to manage the business and affairs of the Company to the Directors, who shall act as the Company's "managers" (within the meaning of the Act) subject to and in accordance with the terms of this Operating Agreement (including, without limitation, Section 5.1). Such Directors shall constitute the "Board of Directors" and such term may be used in this Operating Agreement to refer to such Directors. Such term is used for convenience only and is not intended by the parties to confer to the Board of Directors any additional power or authority other than that expressly and specifically conferred pursuant to and in accordance with the terms of this Operating Agreement. Any power not otherwise delegated pursuant to this Operating Agreement or by the Board of Directors in accordance with the terms of this Operating Agreement shall remain with the Board of Directors. A Director may appoint a person to act as proxy on the Director's behalf by an instrument in writing, a copy of which shall be given to the other Directors.

         4.2 NUMBER OF DIRECTORS. The number of Directors of the Company shall be determined by a majority vote of the Board of Directors with the initial number fixed at five (5) Directors.

         4.3 TENURE, ELECTION AND QUALIFICATIONS.



                                       9.

                  (a) For so long as the total number of Class B Units outstanding equals or exceeds ten percent (10%) of the total outstanding Units, the holders of the outstanding Class B Units shall be entitled to elect one (1) Director (the "Class B Director"). The holder or holders of the outstanding Class A Units shall be entitled to elect the balance of the authorized Directors (the "Class A Directors") at each annual meeting of the Members (or by written consent as set forth in Section 4.7(g)), to hold office until such next annual meeting, or as otherwise provided below. Each Director shall serve until the earliest of (i) the election of such Director's successor, (ii) the removal of such Director in accordance with the terms of this Operating Agreement, (iii) such Director's resignation, and (iv) such Director's death. Voting for Directors shall be calculated on a noncumulative basis.

                  (b) A Director may, but need not, be a Member.

                  (c) The individuals set forth on SCHEDULE C hereto shall serve as the Directors, until their successors are duly elected and have qualified or their earlier resignation.

         4.4 RESIGNATION. A Director may resign at any time by giving written notice to the Board of Directors. The resignation of a Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         4.5 REMOVAL. Subject to the terms of any agreement between the Members with respect to voting for Directors, (i) all Class A Directors or any Class A Director may be removed at any time, with or without cause, by the affirmative vote of the Members holding a majority of the outstanding Class A Units and (ii) the Class B Director may be removed at any time, with or without cause, by the affirmative vote of the Members holding a majority of the outstanding Class B Units.

         4.6 VACANCIES. Subject to the terms of any agreement between the Members with respect to voting for Directors, any vacancy occurring in the office of a (i) Class A Director shall be filled by the affirmative vote (or written consent) of the Members holding a majority of the outstanding Class A Units and (ii) Class B Director shall be filled by the affirmative vote (or written consent) of the Members holding a majority of the outstanding Class B Units.

         4.7 MEETINGS.

                  (a) Regular meetings of the Board of Directors shall be held at least quarterly at such times, mutually convenient places and dates as determined by the Board of Directors. The officers and other executives of the Company may attend meetings of the Board of Directors with the prior approval of the Board of Directors.

                  (b) Any Director may participate in a meeting through use of conference telephone or similar communication equipment, so long as all Directors participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

                  (c) Special meetings of the Board of Directors for any purpose may be called by the President, Chief Executive Officer, a majority of the Directors or the Class B Director.



                                      10.

                  (d) Each Director shall receive notice of all meetings of the Board of Directors, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called and providing telephone contact information for any Director who chooses to participate in the meeting through use of conference telephone or similar communication equipment, at least one (1) business day before the date of the meeting. Such notice may be given by the Secretary of the Company or by the person or persons who called the meeting. Notice of any meeting of the Board of Directors need not be given to any Director who signs a waiver of notice of such meeting or a consent to holding the meeting, either before or after the meeting, or who attends the meeting without protesting prior to such meeting or at the commencement thereof. All such waivers, consents and approvals shall be filed with the records of the Company.

                  (e) Meetings of the Board of Directors may be held at any place that has been designated in the notice of the meeting.

                  (f) Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the Directors present. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time or place that satisfies the notice requirements of Section 4.7(d) shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

                  (g) Any action required or permitted to be taken by the Board of Directors may be taken without a meeting of the Board of Directors, if all the Directors unanimously consent in writing to such action. Such unanimous written consent or consents shall be filed with the records of the Company.

         4.8 QUORUM AND TRANSACTION OF BUSINESS. The number of Directors that constitutes a quorum for the transaction of business at a properly noticed meeting of the Board of Directors shall be a simple majority of the number of Directors then in office. Except as required by the Act or as otherwise set forth in this Operating Agreement, every act or decision done or made by at least a simple majority of the Directors present at a meeting duly held and at which a quorum is present shall be the act of the Board of Directors.

         4.9 DIRECTORS HAVE NO EXCLUSIVE DUTY TO COMPANY. The Directors shall not be required to manage the Company as their sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Company and may engage in the ownership, operation and management of businesses, including First Consulting Group, Inc., and activities including serving on one or more Board of Directors, for its their account and for the account of others, and no other provision of this Agreement shall be deemed to prohibit any such Person from conducting such other businesses or activities; provided that no such business shall compete with the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Directors or to the income or proceeds derived therefrom.



                                      11.

         4.10 NON-COMPETITION AND EXCLUSIVITY. FCG Holdings agrees on behalf of itself and its Affiliates that the Exclusive Business shall be conducted exclusively through the Company. FCG Holdings agrees that neither it nor any of its Affiliates shall engage in or compete with the Exclusive Business.

                                   ARTICLE V

                   POWERS OF AND RESTRICTIONS ON THE DIRECTORS

         5.1 MANAGEMENT. Each Director shall participate in the direction, management and control of the business of the Company to the best of such Director's ability. The Directors shall in all cases act as a group and shall have no authority to act individually. The Board of Directors may appoint one
(1) or more officers to manage the day-to-day operations of the Company. The initial officers shall be as designated in Section 6.1 below and shall have the duties set forth in Section 6.2 below. The Board of Directors may adopt such rules and regulations for the management of the Company not inconsistent with this Operating Agreement or the Act. Except as otherwise provided in the Act or authorized pursuant to the terms of this Operating Agreement, no debt shall be contracted or liability incurred by or on behalf of the Company except by the Company's Board of Directors.

         5.2 OPERATING PLAN. On an annual basis, the management of the Company shall prepare an operating plan (the "OPERATING PLAN") and the Board of Directors shall operate the Company in a manner consistent with the adopted Operating Plan. The Operating Plan shall consist of an annual budget (the "ANNUAL BUDGET"), which shall be comprised of projected statements of revenues and expenses for the succeeding calendar year.

         5.3 ADDITIONAL CAPITAL. The Members' rights and obligations with respect to additional Capital Contributions are set forth in Section 10.1.

         5.4 DEALINGS WITH AFFILIATED PARTIES. Upon majority approval of the Board of Directors, the Company may enter into transactions including, without limitation, any loans or financing arrangements with any Director, Member or Affiliate of such Director or Member, PROVIDED, HOWEVER, that (i) any such arrangements shall be on terms no less favorable to the Company than can be reasonably obtained from an unaffiliated third party and (ii) in the case of any borrowings by the Company the interest rate on such loans shall not exceed the rate or rates announced by The Wall Street Journal as the prime rate plus two percent (2%) unless, in addition to the majority approval of the Board of Directors, the Class B Director has approved such borrowing.

         5.5 ACTIONS REQUIRING MAJORITY APPROVAL. Without limiting the generality of Section 5.1 or the obligation of the Board of Directors to operate the Company in accordance with the Operating Plan as set forth in Section 5.2, the Members desire to affirmatively set forth certain actions which may be taken by a majority of the Board of Directors without further consent of or action by the Members, including:

                  (a) Election of a Chairman of the Board of Directors;

                  (b) Appointment or removal of any officers of the Company; and



                                      12.

                  (c) Causing the Company to convert, by merger or otherwise, into a Code Subchapter C Corporation or any other type of entity.

         5.6 POWERS OF DIRECTORS. Without limiting the generality of Section 5.1 or the obligation of the Board of Directors to operate the Company in accordance with the Operating Plan as set forth in Section 5.2, and subject to any limitation set forth in this Operating Agreement, the Board of Directors shall have power and authority on behalf of the Company to manage the business and affairs of the Company.

                                   ARTICLE VI

                              OFFICERS; COMMITTEES

         6.1 APPOINTMENT OF OFFICERS. The Board of Directors may appoint officers of the Company which may include, but shall not be limited to: (a) Chairman of the Board of Directors; (b) chief executive officer; (c) president;
(d) one or more executive vice presidents or vice presidents; (e) secretary; and
(f) treasurer or chief financial officer. The Board of Directors may delegate their day-to-day management responsibilities to any such officers, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as authorized by the Board of Directors in any job description approved by the Board of Directors.

         6.2 TENURE AND DUTIES OF OFFICERS. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                  (a) DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, when present, shall preside at all meetings of members and the Board of Directors. The Chairman of the Board of the Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

                  (b) DUTIES OF CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of Members and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Company. The Chief Executive Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

                  (c) DUTIES OF PRESIDENT. The President may assume and perform duties of the Chief Executive Officer in the absence or disability of the Chief Executive Officer or whenever the office of Chief Executive Officer is vacant. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other



                                      13.

powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

                  (d) DUTIES OF VICE PRESIDENTS. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to a vice president of a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

                  (e) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the Members, and shall record all acts and proceedings thereof in the minute book of the Company. The Secretary shall give notice in conformity with this Operating Agreement of all meetings of the Members requiring notice. The Secretary shall perform all other duties given him or her in this Operating Agreement and other duties commonly incident to a secretary of a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office of assistant secretary in a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

                  (f) DUTIES OF CHIEF FINANCIAL OFFICER OR TREASURER. The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner, and shall render statements of the financial affairs of the Company in such form and as often as required by this Operating Agreement, the Board of Directors or the President. The Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to the office of Chief Financial Officer or Treasurer in a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to the office the Chief Financial Officer or Treasurer of a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

         6.3 CREATION OF COMMITTEES. The Board of Directors may create committees to assist the Board of Directors and the officers in the governance of areas of importance to the Company. Subject to the terms of this Operating Agreement, such committees shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees. The Class B Members shall have the right to appoint a member to each such committee as long as the Class B Members have the right to appoint a Class B Director.

         6.4 ADVISORY BOARD. The Board of Directors may appoint an Advisory Board to assist the Board of Directors in the operation of the Company. The Advisory Board shall have



                                      14.

the powers and duties assigned to it by the Board of Directors. The Class B Member shall have the right to appoint a member to the Advisory Board so long as the Class B Members have the right to appoint a Class B Director.

         6.5 TENURE OF OFFICERS, COMMITTEE MEMBERS AND ADVISORY BOARD MEMBERS. The Officers, Committee Members and Advisory Board Members shall hold office at the pleasure of the Board of Directors.

         6.6 THE OFFICERS HAVE NO EXCLUSIVE DUTY TO THE COMPANY. The Officers, Committee Members and Advisor Board Members shall not be required to serve the Company as their sole and exclusive function and may have other business interests and may engage in other activities, including such interests and activities relating to FCG Holdings and its Affiliates, in addition to those relating to the Company; provided that no such interest or activity shall compete with the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Officers, Committee Members and Advisory Board Members or to the income or proceeds derived therefrom.

                                  ARTICLE VII

                        RIGHTS AND OBLIGATIONS OF MEMBERS

         7.1 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in the Act and other applicable law. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company.

         7.2 NATURE OF RIGHTS AND OBLIGATIONS. Except as otherwise expressly provided herein, nothing contained in this Operating Agreement shall be deemed to constitute a Member an agent or legal representative of the other Members. A Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company.

         7.3 VOTING RIGHTS. Members shall be entitled to vote based on the number of Units held by them. Each Class A Unit and Class B Unit shall entitle the holder thereof to one (1) vote. Except as otherwise provided in this Operating Agreement, all Units shall vote together as a single class.

         7.4 OUTSIDE ACTIVITIES. Each Member and each Affiliate of each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, and may engage in the ownership, operation and management of businesses and activities including serving on one or more Board of Directors, for its own account and for the account of others, and may own interests in the same properties as those in which the Company or the other Members own an interest, without having or incurring an obligation to offer any interest in such properties, businesses or activities to the Company or any



                                      15.

other Member, and no other provision of this Agreement shall be deemed to prohibit any such Person from conducting such other businesses or activities; provided that no such business or activity shall compete with the Company's Business.

                                  ARTICLE VIII

                           CERTAIN MATTERS CONCERNING
                    MEMBERS, DIRECTORS AND EXECUTIVE OFFICERS

         8.1 LIABILITY OF MEMBERS, DIRECTORS AND OFFICERS; INDEMNIFICATION.

                  (a) Subject to Section 8.1(d) hereof, no former, current or future Member, Director or officer of the Company shall be liable, in damages or otherwise, to the Company or any Member for any act or omission performed or omitted to be performed by it in good faith pursuant to the authority granted to such Member, Director or officer of the Company by this Operating Agreement or by the Act.

                  (b) Subject to Section 8.1(a), to the fullest extent permitted by the laws of Delaware, as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the laws of Delaware permitted prior to adoption of such amendment), the Company shall indemnify and hold harmless each former, current and future Member and its respective officers, Directors, shareholders, members or partners, Director and officer of the Company (each, an "INDEMNITEE"), from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether an Indemnitee continues to be a Member, an officer, Director, shareholder, member or partner of such Member, Director or an officer of the Company at the time any such liability or expense is paid or incurred.

                  (c) Expenses (including reasonable attorneys' fees and disbursements) incurred in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to Sections 8.1(b) and 8.1(d) hereof, may be paid (or caused to be paid) by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding.

                  (d) No indemnity pursuant to this Section 8 hereof shall be paid by the Company:

                      (i) on account of Indemnitee's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

                      (ii) on account of Indemnitee's conduct that constituted a breach of Indemnitee's duty of loyalty to the Company or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;



                                      16.

                      (iii) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, or agreement, except in respect of any excess beyond payment under such insurance, clause, or agreement;

                      (iv) if indemnification is not lawful (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

                      (v) in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Company or its Directors, officers, Members or partners, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Act.

                  (e) The indemnification provided by Section 8.1(b) hereof shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement or vote of the Members or Board of Directors, as a matter of law or otherwise, both (i) as to action in the Indemnitee's capacity as a Member, as an officer, Director, shareholder, member or partner of a Member, as a Director or as an officer of the Company, and (ii) as to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

                  (f) Any indemnification hereunder shall be satisfied only out of the Company Property, and the Members shall not be subject to personal liability by reason of these indemnification provisions.

                  (g) The Company may purchase and maintain insurance on behalf of one (1) or more Indemnitees and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company's activities, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (h) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Operating Agreement.

                  (i) The provisions of this Section 8.1 are for the benefit of each Indemnitee and its heirs, successors, assigns, administrators and personal representatives, and shall not be deemed to create any rights for the benefit of any other Persons.



                                      17.

         8.2 OTHER MATTERS CONCERNING THE MEMBERS, DIRECTORS AND OFFICERS OF THE COMPANY.

                  (a) Each Member, Director and officer of the Company may rely on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) For purposes of this Operating Agreement, each Member, Director and officer of the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, other consultants and advisers reasonably selected by it and any written advice or written opinion of any such Person as to matters which such Member, Director and officer of the Company reasonably believes to be within such Person's professional or expert competence, and any act or omission, if done or omitted to be done in good faith reliance upon any such advice or opinion, will be conclusively presumed not to constitute fraud, gross negligence or willful or wanton misconduct.

                                   ARTICLE IX

                               MEETINGS OF MEMBERS

         9.1 MEETINGS. Meetings of the Members shall be held at such date and time as the Board of Directors may fix from time to time. The annual meeting of the Members of the Company, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Additionally, unless otherwise prescribed by statute, a special meeting may be called by any Member or Members holding at least twenty-five percent (25%) of the outstanding Units.

         9.2 PLACE OF MEETINGS; TELEPHONIC MEETINGS. The Board of Directors may designate any place, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is called by any Member or Members pursuant to Section 9.1, the place of meeting shall be the principal executive office of the Company. Any Member may participate in a meeting of the Members through use of conference telephone or similar communication equipment, so long as all Members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

         9.3 NOTICE OF MEETINGS. Except as provided in Section 9.4, written notice of all meetings of Members, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called and providing the telephone contact information for any Member that chooses to participate in the meeting through use of conference telephone or similar communication equipment, shall be delivered not less than three (3) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered as provided in Section 17.1.



                                      18.

         9.4 MEETING OF ALL MEMBERS. If all of the Members holding Units entitled to vote at a meeting consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         9.5 RECORD DATE. In order to make a determination of Members for any purpose, including for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 9.5, such determination shall apply to any adjournment thereof.

         9.6 QUORUM. Members holding a majority of the Units entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, Members holding a majority of the Units entitled to vote so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting which satisfies the notice requirements of
Section 9.3 shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding Units whose absence would cause less than a quorum.

         9.7 MANNER OF ACTING. The affirmative vote of Members holding a majority of the Units represented in person or by proxy at the meeting and entitled to vote shall be the act of the Members unless the vote of a greater or lesser proportion or number of Units is otherwise required by the Act or this Operating Agreement.

         9.8 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Board of Directors of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         9.9 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one (1) or more written consents describing the action taken, signed and delivered to the Secretary within sixty (60) days of the record date for that action, by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action were present and voted. All such consents shall be delivered to the Secretary of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section
9.9 is effective when such number of consents required to authorize the proposed action shall have been received by the Secretary unless the consent specifies a different effective date. Any Member giving a written consent



                                      19.

may revoke the consent by a writing received by the Secretary before written consents representing the number of votes required to authorize the proposed action have been received by the Secretary. The record date for determining Members entitled to take action without a meeting shall be the date the first such Member signs a written consent. The consents of all Members entitled to vote shall be solicited in writing, on at least a five (5) days' advance notice to the extent practicable, and if the unanimous written consent of all such Members shall not have been received, the Secretary shall give prompt notice of any action approved by the Members without a meeting to those Members entitled to vote on such matters who have not consented thereto in writing.

         9.10 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Member entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

                                    ARTICLE X

                          CONTRIBUTIONS TO THE COMPANY,
                           UNITS AND CAPITAL ACCOUNTS

         10.1 CAPITAL CONTRIBUTIONS.

                  (a) INITIAL CAPITAL CONTRIBUTIONS. Each Member shall have contributed such Member's Initial Contribution, as set forth in SCHEDULE B hereto, in exchange for such Member's Units upon such Member's admission to the Company.

                  (b) CAPITAL CONTRIBUTIONS. The Class A Members may, but shall not be required to, make subsequent Capital Contributions as provided for in the Operating Plan in addition to the Initial Contributions set forth in Section 10.1(a). Members who hold Units other than Class A Units shall not be required to make Capital Contributions, other than the Initial Contribution set forth in
Section 10.1(a).

         10.2 UNITS. As of the Effective Date, each Member's Interest in the Company shall be represented by Units of membership interest, with the appropriate Class denoted as set forth on SCHEDULE A. Additional Units (including new classes of Units) may from time to time be issued in accordance with this Operating Agreement.

         10.3 CAPITAL ACCOUNTS.

                  (a) A separate Capital Account will be maintained for each Member.

                      (i) Each Member's Capital Account shall initially have a zero balance which is the agreed net present fair market value of the non-cash contributions described on SCHEDULE B hereto.

                      (ii) To each Member's Capital Account there shall be credited (A) the amount of any cash capital contributions and the fair market value of any additional non-cash capital contributions of the Members to the Company; (B) such Member's distributive share of Net Profits and any items in the nature of income or gain which are specially allocated pursuant



                                      20.

to Section 11.2 hereof; and (C) the amount of any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(d)(2);

                      (iii) To each Member's Capital Account there shall be debited (A) the amount of money and the fair market value of any Company Property distributed to such Member pursuant to any provision of this Agreement,
(B) such Member's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 11.2 hereof, and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                      (iv) As of the Effective Date, the Capital Accounts of the Members are as set forth on SCHEDULE A.

                  (b) In the event of a permitted sale or exchange of all or part of a Member's Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Interest.

                  (c) Immediately prior to any distribution described in Sections 11.4 or 14.3, there shall be allocated, or deemed to be allocated, as of the record date of such distribution, to the Capital Accounts of all Members amounts required to be allocated, or expected to be allocated for the current Accounting Period, pursuant to Section 10.3(a) and Article XI.

                  (d) The manner in which Capital Accounts are to be maintained pursuant to this Section 10.4 is intended, and shall be construed so as, to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.

         10.4 WITHDRAWAL OF CAPITAL.

                  (a) Except as otherwise provided in the Operating Agreement or separate agreement among the Members, a Member shall not be entitled to demand or receive from the Company the liquidation of its Interest in the Company unless and until the Company is dissolved in accordance with the provisions hereof and other applicable provisions of the Act, PROVIDED HOWEVER, that in the event the Outsourcing Agreement is terminated prior to the Initial Agreement Expiration Date (as defined in the Outsourcing Agreement) , the Class B Member may, at its option, withdraw from the Company and receive from the Company in exchange for all Units held by the Class B Member including any Additional Units issued under Section 17.1 hereof, the lesser of (i) Net Book Value of the Units and (ii) the Capital Account held by the Class B Member, both determined at the time of the termination of the Outsourcing Agreement

                  (b) Notwithstanding the foregoing, subsequent to Initial Agreement Expiration Date, the Class B Member shall have the right to withdraw from the Company and to



                                      21.

receive the balance, if any, in the Capital Account of the Class B Member at the time of such withdrawal in exchange for all Units held by the Class B Member.

                                   ARTICLE XI

                 ALLOCATIONS, INCOME TAX, ELECTIONS AND REPORTS

         11.1 ALLOCATION OF PROFITS AND LOSSES.

                  (a) ALLOCATION OF NET PROFITS. After giving effect to the special allocations set forth in Section 11.2, Net Profits of the Company for any Accounting Period shall be allocated to the Members in the following order and priority:

                      (i) First, Net Profits shall be allocated to each Member to the extent of and in the reverse order of the aggregate amount of Net Losses previously allocated to such Member, with respect to which Net Profits have not been previously allocated pursuant to this Section 11.1(a)(i).

                      (ii) Second, Net Profits shall be allocated to the Members in proportion to their respective cash Capital Contribution until the aggregate Net Profits allocated pursuant to this Section 11.1(a)(ii) for the current Accounting Period and all prior Accounting Periods equals the aggregate sum of all Preferred Returns for the current Accounting Period and all prior Accounting Periods, and then;

                      (iii) The balance, if any, of the Net Profits shall be allocated to the Members in proportion to their respective Interests.


                  (b) ALLOCATION OF NET LOSSES. Subject to Section 11.1(c) and after giving effect to the special allocations set forth in Section 11.2, Net Losses of the Company for any Accounting Period shall be allocated to the Members in the following order and priority:

                      (i) First, Net Losses shall be allocated to each Member to the extent and in the reverse order of the aggregate amount of Net Profits previously allocated to such Member with respect to which Net Losses have not previously been allocated pursuant to this Section 11.1(b)(i).

                      (ii) Second, an amount of Net Losses equal to the aggregate positive balances in the Members' Capital Accounts shall be allocated to the Members in proportion to the positive balance in each Member's Capital Account.

                      (iii) The balance, if any, of the Net Losses shall be allocated to the Members in proportion to their respective Interests.

                  (c) DEFICIT IN ADJUSTED CAPITAL ACCOUNT. An allocation of Net Losses under Section 11.1(b) shall not be made to the extent it would create or increase a deficit in an Adjusted Capital Account for a Member or Members at the end of any Accounting Period. Any Net Losses not allocated because of the preceding sentence shall be allocated to the other Member or Members in proportion the positive balances in to such Members' respective



                                      22.

Adjusted Capital Account; provided, however, that to the extent such allocation would create or increase a deficit in an Adjusted Capital Account for another Member or Members at the end of any Accounting Period, such allocation shall be made to the remaining Member or Members in proportion to the respective Adjusted Capital Account of such Member or Members.

         11.2 SPECIAL ALLOCATIONS. Notwithstanding Section 11.1:

                  (a) COMPANY NONRECOURSE DEDUCTIONS. Any Company Nonrecourse Deductions for any Accounting Period shall be allocated to the Members in accordance with their respective Interests.

                  (b) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any Accounting Period shall be specially allocated to the Member who bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

                  (c) COMPANY MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article XI, if there is a net decrease in Company Minimum Gain during any Accounting Period, each Member shall be specially allocated items of Company income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 11.2(c) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (d) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article XI (except Section 11.2(c), which shall be applied first), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Accounting Period, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Accounting Period (and if necessary, subsequent Accounting Periods) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations
Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 11.2(d) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.



                                      23.

                  (e) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in
Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance of the Adjusted Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this
Section 11.2(e) shall only be made if and to the extent such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article XI have been tentatively made as if this Section 11.2(e) were not in this Operating Agreement.

                  (f) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Accounting Period which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Operating Agreement, if any, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections l.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 11.2(f) shall only be made if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article XI have been made as if Section 11.2(e) hereof and this Section 11.2(f) were not in this Operating Agreement.

                  (g) CURATIVE ALLOCATIONS. The allocations set forth in Sections 11.1(c) and 11.2(a) through (f) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 11.2(g). Therefore, notwithstanding any other provision of this Article XI (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Board of Directors determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 11.1(a) and 11.1(b). In exercising its discretion under this Section 11.1(g), the Board of Directors shall take into account any future Regulatory Allocations under Sections 11.2(c) and 11.2(d) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 11.2(a) and 11.2(b).

         11.3 TAX ALLOCATIONS.

                  (a) CODE SECTION 704(c) ALLOCATIONS. The allocations specified in this Operating Agreement shall govern the allocation of items to the Members for Code Section 704(b) book purposes, and the allocations of items to the Members for tax purposes shall be in accordance with such book allocations, except that solely for tax purposes and in accordance with Code Section 704(c) and the Treasury Regulations thereunder:

                      (i) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members so as to take



                                      24.

account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Adjusted Asset Value. Such allocation shall be made in accordance with the traditional method with curative allocations described by Section 1.704-3(c) of the Treasury Regulations, unless a different method is selected by a majority vote of the Class A Member.

                      (ii) In the event the Adjusted Asset Value of any Company Property is adjusted pursuant to Section 1.1(e)(ii) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such Company Property shall take account of any variation between the adjusted basis of such Company Property for Federal income tax purposes and its Adjusted Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  (b) TAX CREDITS. Any credit available for income tax purposes shall be allocated to the Members in proportion to their respective Interests.

         11.4     DISTRIBUTIONS.

                  (a) MANDATORY DISTRIBUTIONS. Subject to applicable law and any limitations contained elsewhere in this Operating Agreement, the Board of Directors shall, within ninety (90) days after the Fiscal Year end, distribute cash to the Members pro rata based on the allocation of the Company's taxable income among the Members' for such Fiscal Year in an amount equal to the product of (i) the Tax Percentage and (ii) the Company's estimated taxable income for such Fiscal Year determined in accordance with Section 703(a) of the Code (reduced by distributions made to such Members during such Fiscal Year). The foregoing distribution shall be adjusted to reflect any discrepancies in the Company's estimated taxable income and the final amount as reflected on the Company's information return as filed for Federal income tax purposes within thirty (30) days of the filing of such information return. For purposes hereof, "TAX PERCENTAGE" shall mean initially forty-five percent (45%) and shall be adjusted from time to time by the Board of Directors in response to changes in the tax rates applicable to corporations under the Code and under the state income tax laws of the State of California and in response to any other factors which cause the distributions under this Section 11.4(a) to be less than a Member's tax liability in respect of each Unit. Distributions to a Member under this Section 11.4(a) shall be made in, and charged against, the priorities specified in Sections 11.4(b) and (c) below, as the case may be.

                  (b) DISTRIBUTIONS OF FUNDS FROM OPERATIONS. Subject to applicable law and any limitations contained elsewhere in this Operating Agreement, the Board of Directors may from time to time, in the sole discretion of the Board, distribute Funds From Operations to the Members, and such distributions shall be allocated among the Members (i) first, in an amount equal to the amount of Net Profits allocated pursuant to Section 11.1(a)(ii) and not previously distributed, pro rata in accordance with such allocation, and (ii) then pro rata in proportion to their respective Interests as of the record date of the distribution.

                  (c) DISTRIBUTIONS OF FUNDS FROM CAPITAL TRANSACTIONS. Subject to applicable law and any limitations contained elsewhere in this Operating Agreement, the Board



                                      25.

of Directors shall distribute as soon as practicable Funds from a Capital Transaction to the Members in the following order and priority:

                      (i) First, to the Members that have Unpaid Preferred Returns in proportion to their Unpaid Preferred Return until each Member's Unpaid Preferred Return shall equal zero. The Unpaid Preferred Return of each Member shall be the greater of Zero or the total Preferred Return of such Member for the portion of the Accounting Period in which the distribution occurs that precedes the distribution and all prior Accounting Periods reduced by distributions pursuant to this Section 11.4.1(c)(i) (including distributions deemed to be pursuant to this Section 11.4(c)(i) under the last sentence of
Section 11.4(a)) and pursuant to Section 14.3.

                      (ii) Second, the Members that have made Capital Contributions in proportion to their Unreturned Capital Contributions until each Member's Unreturned Capital Contributions shall equal zero. The Unreturned Capital Contribution of each Member shall be greater of Zero or the total cash Capital Contributions contributed by such Member reduced by distributions pursuant to this Section 11.4(c)(ii) (including distributions deemed to be pursuant to this Section 11.4(c)(ii) under the last sentence of Section 11.4(a)) and pursuant to Section 14.3.

                      (iii) Third, the balance, if any, to the Members in proportion to their respective Interests.

                  (d) TAX WITHHOLDING. The Company shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to, and file required forms with, the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution in the amount of the withholding to that Member. If the amount of withholding tax paid by the Company was not withheld from actual distributions, the Company may, at its option, (i) require the Member to promptly reimburse the Company for such withholding or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in minimizing or eliminating and in determining the extent of, and in fulfilling, its withholding obligations.

         11.5 LIMITATION UPON DISTRIBUTIONS.

                  (a) No distribution shall be declared and paid to a Member in violation of the Act.

                  (b) A Member who receives a distribution in violation of the Act shall be liable to the Company for the amount of the distribution to the extent provided in the Act.

         11.6 ACCOUNTING PRINCIPLES. For financial accounting purposes, the profits and losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis under the accrual method of accounting.



                                      26.

         11.7 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution. In addition, no Member shall have the right to withdraw any portion of such Member's Capital Account except as otherwise provided herein. Except as required by this Operating Agreement, no Member shall be personally liable to any other Member for the return of any Capital Contributions (or any additions thereto), it being agreed that any distribution as may be made from time to time shall be made solely from the Company Property and only in accordance with the terms of this Operating Agreement.

         11.8 RETURNS AND OTHER ELECTIONS. The Board of Directors shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. All elections permitted to be made by the Company under federal or state laws shall be made by the Board of Directors in its discretion, subject to the provisions of this Operating Agreement.

         11.9 RECORDS AND REPORTS; INSPECTION RIGHTS.

                  (a) The Company shall maintain the following records and reports:

                      (i) A current list of the full name and last known business address of each Director and each Member;

                      (ii) Copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for the six (6) most recent years;
(III) Copies of the Operating Agreement and all amendments thereto; and

                      (iv) True and full information regarding the status of the business and financial condition of the Company, including financial statements of the Company for the three (3) most recent years.

                  (b) Each Member shall have the right to visit and inspect any of the properties of the Company, and to discuss the affairs, finances and accounts of the Company with its officers, and to review such information as is reasonably requested, all at such reasonable times and as often as may be reasonably requested.

                  (c) The Company shall furnish to each Member the following:

                      (i) as soon as available but in any event within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year, unaudited consolidated statements of income and cash flows and changes in equity of the Company for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period and balance sheet of the Company as of the end of such quarterly period, setting forth in each case comparisons to the corresponding period in the preceding fiscal year and, in the case of the statement of income, comparison to the budget for such period, all prepared in



                                      27.

accordance with generally accepted accounting principles consistently applied (subject to normal year-end audit adjustments);

                      (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, (A) unaudited consolidated statements of income and cash flows and changes in equity of the Company for such fiscal year and balance sheet of the Company as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year and, in the case of the statement of income, comparison to the annual budget, all prepared in accordance with generally accepted accounting principles consistently applied, plus (B) a statement certified by the Chief Financial Officer of the Company, certifying that the financial statements referred to in clause (A) are presented fairly and have been prepared in accordance with generally accepted accounting principles consistently applied; and

                      (iii) from the date the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, promptly upon becoming available, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its stockholders or released to the public and copies of all regular and periodic reports filed by the Company with the Securities and Exchange Commission.

         11.10 TAX MATTERS.

                  (a) TAXATION AS PARTNERSHIP. Subject to Section 5.4(c), the Members and Board of Directors shall use their best efforts to cause the Company to be treated as a partnership for federal tax purposes and, except with respect to a state or other jurisdiction that does not provide for such treatment, all state and other tax purposes. The Company shall avail itself of any election or procedure available under the Code or the Treasury Regulations and under state and local tax law, including any "check-the-box" election, for purposes of having an entity classified as a partnership for tax purposes, and the Members shall cooperate with the Company in connection therewith and hereby authorize the Board of Directors to take whatever actions and execute whatever documents are necessary or appropriate to effectuate the foregoing.

                  (b) TAX MATTERS PARTNER. The Initial Member is hereby designated the Tax Matters Partner of Company for purposes of Chapter 63 of the Code and the Treasury Regulations thereunder. The Tax Matters Partner shall keep the Members informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish to each Member, if such Member so requests in writing, a copy of each notice or other communication received by the Tax Matters Partner from the Internal Revenue Service, except such notices or communications as are sent directly to such requesting Member by the Internal Revenue Service. The Company will bear all expenses incurred by the Tax Matters Partner in carrying out his duties as such. To the fullest extent permitted by law, the Company agrees to indemnify the Tax Matters Partner and its agents and save and hold them harmless, from and in respect to all (i) fees, costs and expenses in connection with or resulting from any claim, action or demand against the Tax Matters Partner or the Company that arise out of or in any way relate to the Tax Matters Partner's status as Tax Matters Partner for the Company, and (ii) all such claims, actions, and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity



                                      28.

shall not extend to conduct by the Tax Matters Partner adjudged (i) not to have been undertaken in good faith the Company or (ii) to have constituted recklessness, gross negligence or intentional wrongdoing by the Tax Matters Partner. The Tax Matters Partner may be changed by the Board of Directors.

                                  ARTICLE XII

                                 TRANSFERABILITY

         12.1 RESTRICTIONS ON TRANSFERABILITY.

                  (a) Except as provided in Section 12.2(f), and notwithstanding
Section 12.1(c) below or any other provision of this Agreement, during the seven
(7) year period commencing on November 16, 1999, no Class B Member shall sell, assign, pledge, mortgage, or otherwise dispose of or transfer its interest in the Company without the prior written consent of the Board of Directors.

                  (b) Except as provided in Section 12.2(f) and notwithstanding
Section 12.1(c) below or any other provision of this Agreement, no Member (excluding any Class A Member or Class B Member) shall sell, assign, pledge, mortgage, or otherwise dispose of or transfer its interest in the Company without the prior written consent of the Board of Directors (including the Class B Director).

                  (c) Each Member agrees not to make any disposition of all or any portion of any Units except in accordance with this Article XII and:

                      (i) if there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (ii) (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Member shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                      (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Member which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) with respect to transferees to affiliates, PROVIDED that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Member hereunder.



                                      29.

                  (d) Each certificate representing Units shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (e) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (f) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         12.2 RIGHT OF FIRST REFUSAL.

                  (a) If at any time after November 16, 2006, a Member (excluding the Class A Member), after receiving a written bona fide offer to purchase all, or a portion of, the Units held by such Member, wishes to transfer its interest, in whole or in part, such Member (the "Proposed Transferor") shall send a written notice (the "Transfer Notice") of such proposed transfer to the Board of Directors and the Class A Member (as reflected on SCHEDULE A hereto), which Transfer Notice shall describe all material terms of the proposed transfer including, without limitation, the name of the proposed transferee, the percentage and class of Units proposed to be transferred (the "Offered Units"), the proposed purchase price per Unit, the terms of payment, and the time, location and closing date for the closing of the proposed transfer, which date for the closing shall not be less than forty (40) days after the date of such Transfer Notice. In the event of a transfer upon the death of a Member or transfer by gift, property settlement or otherwise where the proposed transferee is not paying full fair market value in cash, the price shall be deemed to be the fair market value of the Proposed Transferor's interest in the Company payable in cash.

                  (b) The Board of Directors may elect to cause the Company to accept the offer set forth in the Transfer Notice in whole, or in part, and purchase the Offered Units within twenty (20) days after receipt of the Transfer Notice by giving notice (a "Purchase Notice") to the Proposed Transferor. At the closing specified in the Transfer Notice, the Company shall make payment of the purchase price specified in the Transfer Notice to the Proposed Transferor and the Board of Directors shall amend the Company's Unit register and SCHEDULE A to reflect



                                      30.

such transfer. The rights of the Company set forth under this Section 12.2(b) may be assigned by the Company to any transferee or assignee; PROVIDED, HOWEVER, that such transferee or assignee shall agree to be subject to all restrictions set forth in this Section 12.2.

                  (c) If the Board of Directors does not submit to the Proposed Transferor a Purchase Notice covering the purchase of all the Offered Units upon the terms specified in the Transfer Notice within twenty (20) days after receipt of the Transfer Notice, then the Class A Member, within the period beginning on the earlier of (i) twenty-one (21) days after receipt of the Transfer Notice and
(ii) receipt of notice by the Class A Member that the Company elects not to purchase all the Offered Units, and ending ten (10) days thereafter, may elect to accept the offer set forth in the Transfer Notice in whole, or in part, and purchase the Offered Units by giving a Purchase Notice to the Proposed Transferor as described above. If the Class A Member does not submit to the Proposed Transferor a Purchase Notice covering the purchase of all of the Offered Units upon the terms specified in the Transfer Notice within such period, then the Proposed Transferor shall be permitted, during the ninety (90) day period thereafter, to sell all of the Offered Units for a price equal to or higher than, and upon terms the same as or more favorable to the Proposed Transferor than the price and terms specified in the Transfer Notice. Copies of all notices under this Section 12.2 shall also be sent to the Company.

                  (d) Upon the closing of a sale of Offered Units in accordance with the terms of this Operating Agreement and the execution by the purchaser of such Offered Units of a counterpart of this Operating Agreement, such purchaser shall become an assignee of the Proposed Transferor's economic interest in the Company but shall not be admitted as a Substitute Member of the Company pursuant to Article 13 below without the consent of the Board of Directors and the Board of Directors shall amend SCHEDULE A to reflect such transfer.

                  (e) The provisions of this Section 12.2 may be waived by the affirmative vote of the Board (including the Class B Director).

                  (f) Anything to the contrary herein notwithstanding, the following transactions shall be exempt from the right of first refusal provided for in this Section 12.2 and the restriction on transfer provided in Section 12.1(a):

                      (i) Any transfer by a Member to the Company or a Class A Member.

                      (ii) Any transfer by a Member to an Affiliate of such Member.

         12.3 OBLIGATIONS OF TRANSFEREES. In any such case, the transferee shall receive and hold such interest subject to the provisions of this Operating Agreement, including Section 12.2.

                                  ARTICLE XIII

                        ADDITIONAL AND SUBSTITUTE MEMBERS

         13.1 ADMISSION OF ADDITIONAL MEMBERS AND SUBSTITUTE MEMBERS. Subject to the terms of this Operating Agreement, any Person acceptable to the Board of Directors may become an Additional Member of the Company by the purchase of new Units for such consideration as the Board of Directors shall determine in accordance with the terms of this Operating



                                      31.

Agreement. Each Additional Member shall: (i) agree to be bound by the provisions of this Agreement; (ii) execute and deliver such documents as the Board of Directors deem appropriate in connection therewith; and (iii) contribute to the Company the agreed upon Member Contribution in exchange for the Units purchased by such Additional Member. No Member may, voluntarily or involuntarily sell, assign, transfer, hypothecate, pledge or otherwise encumber or dispose of any Units and no Substitute Member shall be admitted without the affirmative vote of the Members.

         13.2 ALLOCATIONS TO ADDITIONAL MEMBERS AND SUBSTITUTE MEMBERS. No Additional Member or Substitute Member shall be entitled to any retroactive allocation of Net Profits, Net Losses, or items of income, gain, loss or deduction of the Company. The Net Profits, Net Losses, or items of income, gain, loss and deduction of the Company for each Accounting Period shall be allocated among the Members in proportion to their respective Interests, or as otherwise specified in this Operating Agreement, with the Accounting Period being subject to adjustment pursuant to Section 1.1(a) upon the addition of an Additional Member or Substitute Member.

         13.3 ADMISSION. Each Additional Member shall have all the rights and obligations of a Member holding the class of Units purchased by such Additional Member as specified on SCHEDULE A. The admission of Additional Members shall not be a cause for dissolution of the Company. Upon the admission of any Additional Members pursuant to this Article XIII, SCHEDULE A hereto shall be appropriately amended.

                                  ARTICLE XIV

                           DISSOLUTION AND TERMINATION

         14.1 DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following events (a "Dissolution Event"):

                  (a) the favorable vote of a majority of the Board of Directors; or

                  (b) the entry of a decree of judicial dissolution under the Act.

         14.2 EFFECT OF FILING OF CERTIFICATE OF CANCELLATION. The Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, upon the occurrence of a final Dissolution Event, but its separate existence shall continue until a Certificate of Cancellation has been filed with the Secretary of State of Delaware or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         14.3 DISTRIBUTION OF COMPANY PROPERTY UPON DISSOLUTION. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the order of priority as provided by law in satisfaction of all liabilities and obligations of the Company whether by payment or the establishment of reasonable reserves therefor. The non-cash assets described on SCHEDULE B hereto shall be returned to the Member initially contributing the asset. The remaining Company Property shall be distributed to the Members in accordance with their respective positive Capital Account balances.



                                      32.

         14.4 WINDING UP. Except as provided by law, upon dissolution, each Member shall look solely to the Company Property for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of the Company Property shall be conducted exclusively by the Board of Directors, who subject to the terms of this Operating Agreement, are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company Property the Board of Directors deems necessary or appropriate to sell.

         14.5 FILING OF CERTIFICATE OF CANCELLATION.

                  (a) When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining Company Property has been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Delaware Secretary of State, which certificate shall set forth the information required by the Act.

                  (b) Upon the acceptance of the Certificate of Cancellation, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act.

                                   ARTICLE XV

                                  INCORPORATION

         15.1 INCORPORATION. Upon the affirmative vote of the Board pursuant to
Section 5.5(c) hereof, approving the decision to convert the Company into a Code Subchapter C Corporation and without further consent of or action by the Members, the Company shall convert from an LLC to a Code Subchapter C Delaware corporation by whatever method the Board of Directors deems best.

                                  ARTICLE XVI

                               CLASS B ADJUSTMENT

         16.1 CLASS B ADJUSTMENT. Upon admission of any Outsourcing Member (other than NYPH) during the Adjustment Period, NYPH shall receive additional Class B Units (the "Class B Adjustment Units") in an amount necessary to maintain the Interest of NYPH at 15%. Upon expiration of the Adjustment Period, NYPH shall receive additional Class B Adjustment Units in an amount, if any, necessary to increase NYPH's Interest as of the date of their issuance, but not retroactively, to 19.9% less the sum of the Interests granted to Outsourcing Members (other than NYPH) admitted during the Adjustment Period, and to reduce the Class A Member's Interest to 80.1%. The Capital Account balances of each Member immediately before the issuance of the Class B Adjustment Units shall be the same immediately after the issuance of the Class B Adjustment Units.


                                      33.

                   PORTIONS HEREIN DENOTED WITH [**] HAVE BEEN OMITTED AND FILED
                  SEPARATELY WITH THE SEC UNDER A CONFIDENTIAL TREATMENT REQUEST

         16.2 LIMITATION ON INTEREST OF OUTSOURCING MEMBER. If the Company admits one or more Outsourcing Members (other than NYPH) during the Adjustment Period, the Interests, if any, granted to such Outsourcing Members shall be subject to the following limitations (unless otherwise approved by the Class B Director): (i) the aggregate Interests granted to the Outsourcing Members (other than NYPH) during the Adjustment Period shall not exceed [**] and (ii) the Interest granted to any one Outsourcing Member shall not exceed the lesser of
(A) [**] and (B) a percentage equal to (x) the Estimated Contract Revenue divided by (y) [**], with the quotient of (x) and (y) multiplied by (z) [**]. Each of the percentages referenced in this Article XVI shall be fully diluted percentages calculated as of the end of the Adjustment Period.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         17.1 NOTICES. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be in writing and shall be deemed effectively given or delivered upon receipt. Any such notice, demand or communication may be given: (a) by personal delivery to the party to be notified; (b) by confirmed telex, telegraph or facsimile; or (c) by mail or courier. All communications shall be delivered to a Director, a Member or the Company, as appropriate, to such Director's, such Member's or the Company's address or facsimile number as such appears in the Company's records as of the date hereof or to such other address or facsimile number as such Member, such Director or the Company may designate by ten (10) days advance written notice to the other parties hereto.

         17.2 APPLICATION OF DELAWARE LAW. This Operating Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

         17.3 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

         17.4 AMENDMENTS. Any amendment to this Operating Agreement may be proposed to the Members by the Board of Directors or the Members holding at least a majority of the outstanding Units entitled to vote. A vote on an amendment to this Operating Agreement shall be taken within sixty (60) days after notice thereof has been given to the Members unless such period is otherwise extended by applicable laws, regulations, or agreement of the Members.

         17.5 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

         17.6 CONSTRUCTION. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa.

                                      34.

         17.7 HEADINGS. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

         17.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         17.9 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Operating Agreement are cumulative, and the use of any one (1) right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         17.10 SEVERABILITY. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         17.11 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

         17.12 CREDITORS. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of the Company.

         17.13 COUNTERPARTS. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one (1) and the same instrument.

         17.14 NO THIRD PARTY BENEFICIARIES. It is understood and agreed among the parties that this Operating Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than an Indemnitee under Article VIII hereof (but only in respect of the rights under such Article VIII), shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.


                                      35.

         IN WITNESS WHEREOF, the parties hereto have executed this OPERATING AGREEMENT to be duly executed by their respective authorized officers as of the day and year first above written.

CLASS A MEMBER:

FCG MANAGEMENT HOLDINGS,  INC.


By:  /s/ Luther J. Nussbaum
      ------------------------------

Name:  Luther J. Nussbaum
      ------------------------------

Title:  Chief Executive Officer
      ------------------------------

CLASS B MEMBER:

NEW YORK AND PRESBYTERIAN HOSPITAL


By:  /s/ Louis F. Reuter IV
      ------------------------------

Name:  Louis F. Reuter IV
      ------------------------------

Title:  Executive Vice President
      ------------------------------



                                      36.